UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2018

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2018, MagneGas Corporation (the “Company”) entered into an Amended and Restated Asset Purchase Agreement (“Amended Asset Purchase Agreement”) with GGNG Enterprises Inc. (formerly known as NG Enterprises, Inc.) and Guillermo Gallardo (collectively, the “Seller”) and closed the purchase of certain assets related to the Seller’s welding supply and gas distribution business in San Diego, California. The Amended Asset Purchase Agreement amended certain material terms of that certain Asset Purchase Agreement entered into between the Company and the Seller on December 29, 2017. The original Asset Purchase Agreement (“Original Agreement”) was disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 4, 2018. The Amended Asset Purchase Agreement attached hereto as Exhibit 10.1 amends and restates the Original Agreement in its entirety. The primary purpose of the Amended Asset Purchase Agreement was to expand the assets being purchased to include certain gas cylinders having an approximate value of $350,000 and simultaneously reducing the value of the account receivables being acquired. Under the terms of the Amended Asset Purchase Agreement, the Company purchased from the Seller all of the Seller’s right, title an interest to the Purchased Assets (as defined in the Asset Purchase Agreement). The total purchase price for the Purchased Assets was $745,000. The Amended Asset Purchase Agreement includes certain other terms and conditions which are typical in asset purchase agreements.

In conjunction with the Amended Asset Purchase Agreement, the Company and the Seller entered into an Assignment and Bill of Sale and Assumption Agreement (“Bill of Sale”) on January 19, 2018. The Bill of Sale conveyed the Purchased Assets and Assumed Liabilities (as defined in the Amended Asset Purchase Agreement) to the Company. The Bill of Sale is attached as Exhibit A to the Amended Asset Purchase Agreement.

Upon consummation of the closing, the Company commenced business operations in San Diego, California through its wholly owned subsidiary NG Enterprises Acquisition, LLC and is doing business as “Complete Welding San Diego”.

The above description of the Amended Asset Purchase Agreement and the Bill of Sale does not purport to be complete and is qualified in its entirety by the full text of such Amended Asset Purchase Agreement and the Bill of Sale, which is incorporated herein and attached hereto as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 8.01	Other Events.

On January 23, 2018, the Company issued a press release announcing the Transaction.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Asset Purchase Agreement and Bill of Sale.
99.1	Press Release, dated January 23, 2018, issued by MagneGas Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2018

MAGNEGAS CORPORATION

/s/Ermanno Santilli
By:	Ermanno Santilli
Its:	Chief Executive Officer